UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2015

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)          On November 10, 2015, the stockholders voted to approve the Jack Henry & Associates, Inc. 2015 Equity Incentive Plan (the “Plan”).  The Plan had previously been approved by the Board of Directors and replaces prior plans which had expired in 2015.  The Plan provides a framework for equity incentive awards to employees and non-employee directors of the Company from November 2015 through November 2025.  A description of the material terms of the Plan is set forth in Proposal 3 of the Company’s definitive Proxy Statement filed with the SEC on October 6, 2015 (the “Proxy”) and is incorporated herein by reference.  The description of the Plan set forth in the Proxy is only a summary of the Plan and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.56 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 10, 2015, the Board of Directors amended the Restated and Amended Bylaws of the Company (the "Bylaws"), effective immediately upon adoption, by adding a new Article XI providing an exclusive forum provision for the adjudication of certain disputes. This new Article XI provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of a breach of fiduciary duty owed by any director, officer, or other employee of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company's certificate or incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the applicable state court located in Delaware or, if no such state court has jurisdiction, any federal court located within the State of Delaware, subject to the court having personal jurisdiction over the indispensable parties named as defendants.

The foregoing description is a summary of the amendment to the Bylaws and is qualified in its entirety by reference to the amendment to the Bylaws filed herewith as Exhibit 3.2.4 and incorporated by reference.  The full Restated and Amended Bylaws of Jack Henry & Associates, Inc., reflecting the addition of Article XI, is also filed herewith as Exhibit 3.2.5

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders of the "Company" was held on November 10, 2015.

(b)	The Company's stockholders elected all of the Company's nominees for director, and voted on other matters, with final voting results as follows:

(1) Elected the following directors to hold office for one-year terms ending at the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified:

Name	For	Withheld	Broker Non-Votes
Matthew C. Flanigan	56,695,070	11,853,016	7,139,385
John F. Prim	67,064,669	1,483,416	7,139,385
Thomas H. Wilson	56,691,756	11,856,329	7,139,385
Jacque R. Fiegel	68,019,909	528,176	7,139,385
Thomas A. Wimsett	56,695,671	11,852,414	7,139,385
Laura G. Kelly	68,021,584	526,501	7,139,385
Shruti Miyashiro	68,307,841	240,244	7,139,385
Wes Brown	68,305,814	242,271	7,139,385

(2) Approved the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
67,915,192	389,057	243,836	7,139,385

(3) Approved the 2015 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
65,739,311	1,367,096	1,441,678	7,139,385

(4) Ratified the selection of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016:

For	Against	Abstain
74,053,372	1,499,711	134,387

Item 9.01    Financial Statements and Exhibits.

Exhibits

Exhibit No.    Description

3.2.4	Bylaw Article XI

3.2.5	Restated and Amended Bylaws, as amended November 10, 2015

10.56	Jack Henry & Associates, Inc. 2015 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date: November 13, 2015                By:  /s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer